SEPARATION AND RELEASE AGREEMENT
ADEA/OWPA

    THIS SEPARATION AND RELEASE AGREEMENT ADEA/OWPA (this "Agreement") is entered into by and between Britton Smith ("Executive") and Blue Bird Corporation and Blue Bird Body Company (collectively the “Company"):

    W I T N E S S E T H:

    WHEREAS, Executive has served as an employee of the Company, and the parties hereto wish to enter into this Agreement for the purpose of providing an orderly termination of their relationship and to provide for a full and final settlement of all matters arising or pertaining to that relationship, including its termination, whether past, present or future, including claims for attorneys' fees and expenses, and any and all other tort, contract, statutory and other claims of any kind;

    NOW, THEREFORE, in consideration of the mutual promises, covenants, agreements and undertakings contained herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

1. Consideration. Provided Executive voluntarily resigns his employment and timely signs, returns, and does not revoke this Agreement, the Company will provide him with the following:

(a)Pursuant to Section 5.1 of the Employment Agreement, the Company will provide Executive with a lump sum payment of Executive’s Base Salary for the equivalent of 38 days’ pay (as in effect as of the Resignation Date), less applicable taxes and withholdings, on or before the Resignation Date, in lieu of providing the balance of 60 days’ notice of his resignation;

(b)Executive’s entitlement to receive the payments and benefits described herein-above is expressly contingent upon and subject to Executive’s good and faithful compliance with the terms and conditions of this Agreement and his post-employment obligations under the Employment Agreement.

2. Waivers, Releases and Covenants Not to Sue.

(a) Executive accepts the terms of this Agreement in full, final and complete settlement and satisfaction of any and all claims which in any way relate, pertain to or arise out of his employment with the Company or the termination of that employment. Accordingly, Executive does hereby release the Company, its successors or purchasers, and any and all parent, subsidiary or affiliated corporations or business entities, and any and all respective past or present employees, officers, agents, directors, shareholders, members, attorneys, partners and representatives of the foregoing, and others acting for or on behalf of the foregoing (hereinafter "Releasees") from all past, present or future claims, actions, rights or benefits of whatever nature or description, including any claims for attorneys' fees and expenses, from the beginning of time, through and including the date of execution of this Agreement, exclusively related to any and all claims arising out of or relating to the Age Discrimination in Employment Act (ADEA) 29 U.S.C. § 621 et. seq., the Older Workers’ Protection Act (“OWPA”), or any age discrimination claim related to Executive's employment with the Company or the termination of that employment.

    (b) It is further understood and agreed that this document is intended to be a total accord, settlement and satisfaction of any and all claims, in law or in equity, which Executive has or may have against Releasees, including, but not limited to, all contract, tort and statutory claims arising under any applicable state or federal statutes or laws, exclusively as to claims arising under the Age Discrimination in Employment Act (ADEA) 29 U.S.C. § 621 et. seq., as amended, the Older Workers’ Protection Act (“OWPA”), or any age discrimination claim related to Executive's employment with the Company or the termination of that employment.
    (c) While Executive understands that this Agreement does not affect his right to file a Charge with or to participate as a witness in an investigation or proceeding conducted by the EEOC or comparable state or local agency, Executive gives up and waives his right to receive any financial benefit, including monetary recovery and/or reinstatement, from any lawsuit or settlement related to such rights and claims released hereunder and must tender back and return any such amounts received, whether the lawsuit is filed or the settlement is reached by the EEOC or anyone else. Executive does not release any rights or claims arising under this Agreement or which may arise after the date of entry of this Agreement.
    (d) Executive is not waiving or releasing any indemnification rights he may have under Section 8 of the Employment Agreement.
    (e) Executive warrants and acknowledges that the execution of this Agreement, including the general release set forth above, is knowing and voluntary and that Executive understands this Agreement, including the general release set forth above. Executive further warrants and acknowledges that he does not waive rights or claims that may arise after the date this Agreement is executed, and that the claims waived and released by this Agreement have been waived and released in exchange for consideration in addition to anything of value to which Executive is already entitled. Executive further acknowledges and warrants that he is advised to consult with an attorney prior to the execution of this Agreement, and that he has had the opportunity to consult with an attorney with respect to the terms of this Agreement, including the general release contained herein. It is further understood that Executive shall have twenty-one (21) days from tender of this Agreement within which to consider to execute this Agreement. Executive agrees that any changes to this Agreement do not restart the running of this twenty-one (21) day period. The Company and Executive agree that for a period of seven (7) days following the execution of this Agreement, Executive may revoke this Agreement and this Agreement will not become effective or enforceable until after that revocation period has expired. Said revocation must be delivered in writing on or before 5:00 p.m. on the seventh (7th) day after the execution of this Agreement to Ted Scartz, General Counsel, at the Company.

3. No Admission. Executive acknowledges that nothing contained in this Agreement including the general release set forth herein or the payment of the sums referred to above shall be construed as an admission of liability or responsibility on the part of the Company or any of the Releasees, all such liability and responsibility being expressly denied.

4. Entire Agreement. Except as provided in this Agreement, this Agreement constitutes the entire agreement and understanding between the parties and all previous discussions, undertakings, representations, promises, negotiations and agreements with respect to the matters limited to claims arising under the Age Discrimination in Employment Act (ADEA) 29 U.S.C. § 621 et. seq., as amended, the Older Workers’ Protection Act (“OWPA”), or any age discrimination claim related to Executive's employment with the Company not included in this Agreement are merged into this Agreement. In avoidance of any doubt, it is further understood that this agreement includes or addresses only Executive’s claims an Company’s obligations under the Age Discrimination in Employment Act (ADEA) 29 U.S.C. § 621 et. seq., as amended, the Older Workers’ Protection Act (“OWPA”), or any age discrimination claim related to Executive's employment with the Company, all other claims and obligations of Executive and the Company related to Executive’s employment are addressed in that separate agreement titled “Separation and Release Agreement” between Executive and the Company. It is further agreed and understood that this Agreement cannot be changed, altered or amended except in a subsequent writing signed by each of the parties hereto.

9. Miscellaneous. Executive and the Company acknowledge and represent they each have read or caused to be read this Agreement and that each understands it fully and signs it voluntarily. It is further understood and agreed that this Agreement shall be subject to and construed in accordance with the laws of the State of Georgia and not of any other state.

    IN WITNESS WHEREOF, the undersigned hereunto set their hands and seals on the date shown below.

/s/ Britton Smith
Britton Smith
Date: Sep 6, 2024

Blue Bird Corporation and Blue Bird Body Company
/s/ Philip Horlock
By: Phil Horlock
Date: Sep 6, 2024

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